EXHIBIT G
                                   Schedule 3
               Other Non-Prisma Energy EWG/FUCOs and Subsidiaries       * - FUCO
                                                                        ^ - EWG

1.      ACCROSERV SRL                                   44.     Enron Brazil Development C.V.
2.      ACCROSERV SRL - Venezuela Branch                45.     Enron Brazil Power Holdings I Ltd.
3.      Aeneas L.L.C.                                   46.     Enron Brazil Power Holdings III Ltd.
4.      Artemis Associates, L.L.C.                      47.     Enron Brazil Power Holdings VII Ltd.
5.      * Atlantic India Holdings Ltd.                  48.     * Enron Brazil Power Holdings XI Ltd.
6.      Belo Horizonte Power Ltd.                       49.     Enron Brazil Power Holdings XVIII Ltd.
7.      Bentley Energy Services, Inc.                   50.     Enron Brazil Power Investments III Ltd.
8.      Blackbird 2 LLC                                 51.     Enron Brazil Power Investments VII Ltd.
9.      Brant LLC                                       52.     Enron Brazil Power Investments XII Ltd.
10.     Brazil Power Investments Ltd.                   53.     Enron Brazil Power Investments XVIII Ltd.
11.     BT Exploration LLC                              54.     Enron Capital Investments Corp.
12.     BT Resources LLC                                55.     Enron Capital Management III Limited
13.     Cabazon Power Partners LLC                              Partnership
14.     Centragas - Transportadora de Gas de la         56.     Enron Caribbean Basin Finance LLC
        Region Central de Enron Development &           57.     * Enron Caribbean Basin LLC
        Cia., S.C.A.                                    58.     Enron Caribbean Holdings Ltd.
15.     Chonburi Cogen Limited                          59.     Enron Colombia Holdings Ltd.
16.     Compania de Inversiones de Energia S.A.         60.     Enron Colombia Investments Limited
        (CIESA)                                                 Partnership
17.     CORDEX Americas 1997, L.L.C.                    61.     Enron Colombia Power Marketing
18.     Cortez Energy Services, LLC                             Holding Ltd.
19.     * Dabhol Power Company                          62.     Enron Colombia Transportation Ltd.
20.     Desert I LLC                                    63.     Enron Comercializadora de Energia
21.     E Power Holdings Corp.                                  Argentina S.A.
22.     East Coast Power Holding Company                64.     Enron Comercializadora de Energia Ltda.
        L.L.C.                                          65.     Enron Commercial Finance Ltd.
23.     EBD - Empresa Brasileira Distribuidora          66.     Enron de Inversiones de Energia S.C.A.
        Ltda.                                           67.     Enron Development Belo Horizonte Ltd.
24.     EES Property Services, Inc.                     68.     Enron Development Brazil Ltd.
25.     EES Service Holdings, Inc.                      69.     Enron Development Funding Ltd.
26.     EES Settlement LLC                              70.     Enron Development Management Ltd.
27.     EES Warrant Trust                               71.     * Enron Development Piti Holdings Corp.
28.     EESO Merchant Investments, Inc.                 72.     Enron Diversified Investments Corp.
29.     EFS Construction Management Services,           73.     Enron do Brazil Holdings Ltd.
        Inc.                                            74.     Enron do Brazil Investments Ltd.
30.     EFS Holdings, Inc.                              75.     Enron Dominican Republic Ltd.
31.     EFS I, Inc.                                     76.     Enron Dominican Republic Operations
32.     EFS II, Inc.                                            Ltd.
33.     * EI Guam Operations, L.L.C.                    77.     Enron Dominicana Holding Limited
34.     Energia de Argentina Ltd.                       78.     Enron Dutch Holdings B.V.
35.     Energia Total de Argentina Ltd.                 79.     Enron Electric Mato Grosso do Sul C.V.
36.     Energy Caribbean Finance Company                80.     Enron Electric Power Brazil C.V.
37.     Enron Accro B.V.                                81.     Enron Electric Sao Paulo C.V.
38.     Enron Acquisition III Corp.                     82.     Enron Energy Information Solutions, Inc.
39.     Enron Argentina CIESA Holding S.A.              83.     Enron Energy Marketing Corp.
40.     Enron Argentina Development Ltd.                84.     Enron Energy Services North America, Inc.
41.     * Enron Asia Pacific/Africa/China LLC           85.     Enron Energy Services Operations, Inc.
42.     Enron Asset Holdings, LLC                       86.     Enron Energy Services Process
43.     Enron Australia Holdings Ltd.                           Technologies, Inc.



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


                                    EXHIBIT G
                                   Schedule 3
               Other Non-Prisma Energy EWG/FUCOs and Subsidiaries       * - FUCO
                                                                        ^ - EWG

87.     Enron Energy Services, Inc.                     127.    Enron Sao Paulo Investments Ltd.
88.     Enron Energy Services, LLC                      128.    * Enron South America LLC
89.     Enron EPI Inc.                                  129.    Enron Transportadora (Bolivia) S.A.
90.     Enron Facility Services, Inc.                   130.    Enron Transportadora de Bolivia Ltd.
91.     Enron Federal Solutions, Inc.                   131.    Enron Valkyrie, LLC
92.     Enron Finance Partners, LLC                     132.    Enron Venezuela Ltd.
93.     Enron Global Equity Ltd.                        133.    Enron Venezuela Ltd. - Venezuela
94.     * Enron Global Power & Pipelines L.L.C.                 Branch
95.     * Enron Guam Piti Corporation                   134.    Enron Wenchang Holdings Company
96.     Enron Hainan Ltd.                                       Ltd.
97.     Enron Hainan Wenchang Company Ltd.              135.    Enron Wenchang Power C.V.
98.     Enron Intermediate Holdings, LLC                136.    Enron Wind Ireland Limited
99.     Enron International (Philippines) Ltd.          137.    Enron Wind Overseas Development
100.    Enron International Argentina Holdings                  Limited
        Ltd.                                            138.    Enron Wind Overseas Development
101.    Enron International Argentina Investments               Limited - Spain Branch
        Ltd.                                            139.    ^ Enron Wind Systems, LLC
102.    Enron International Asia Corp.                  140.    EP InterOil, Ltd.
103.    * Enron International Asset                     141.    EPCA CIESA Inversiones Limitada
        Management Corp.                                142.    ES Power 1 LLC
104.    Enron International Bahia Holdings Ltd.         143.    ES Power 3 LLC
105.    Enron International Bahia Ltd.                  144.    * ET Power 1 LLC
106.    Enron International Chengdu Power               145.    ET Power 3 LLC
        Holdings Ltd.                                   146.    Gas Natural Sudamericano Ltd.
107.    Enron International Chengdu Power Ltd.          147.    Gas Trade Servicios Investments 4 Ltda.
108.    Enron International China CP Ltd.               148.    * Generacion Mediterranea, S.A.
109.    Enron International Development Services        149.    Global Petroleum & Gas Industry II
        LLC                                                     Limited
110.    Enron International Korea Holdings Corp.        150.    ^ Green Power Partners I LLC
111.    Enron International Philippines Holdings        151.    Hainan Funding Ltd.
        Ltd.                                            152.    Hainan Holdings Ltd.
112.    Enron International Philippines                 153.    Ilijan Power Corporation
        Investments Ltd.                                154.    InterOil Pty Limited
113.    Enron International Thailand NSM Ltd.           155.    JEDI Capital II L.L.C.
114.    Enron Inversiones de Gas S.R.L.                 156.    JEDI Hydrocarbon Investments II Limited
115.    Enron Japan Holdings B.V.                               Partnership
116.    Enron Japan Marketing Holdings B.V.             157.    Joint Energy Development Investments
117.    Enron JVM Sarlux Corp.                                  II Limited Partnership
118.    Enron LNG Power (Atlantic) Ltd.                 158.    Juniper Energy L.P.
119.    Enron Mato Grosso do Sul Investments Ltd        159.    ^ Lake Benton Power Partners L.L.C.
120.    Enron Nigeria Barge Holding Ltd.                160.    LE Hesten Energy LLC
121.    Enron Nippon Holdings LLC                       161.    * LFT Power I, LLC
122.    Enron Papua New Guinea Ltd.                     162.    * LFT Power III, L.L.C.
123.    Enron Pipeline Colombia Limited                 163.    LNG Power I, L.L.C.
        Partnership                                     164.    LNG Power III, L.L.C.
124.    Enron Pipeline Company - Argentina S.A.         165.    LNG Power IV Limited
125.    * Enron Ponderosa Management                    166.    LNG Power VI Limited
        Holdings, Inc.                                  167.    * Marianas Energy Company LLC
126.    Enron Reserve III B.V.



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


                                    EXHIBIT G
                                   Schedule 3
               Other Non-Prisma Energy EWG/FUCOs and Subsidiaries       * - FUCO
                                                                        ^ - EWG


168.    McGarret I, L.L.C.                              214.    TCTJB VIII, Inc.
169.    McGarret X, L.L.C.                              215.    TCTJB X, LLC
170.    Merganser LLC                                   216.    Teal LLC
171.    * Merlin Acquisition L.P.                       217.    TELCOSUR S.A.
172.    Mesa Construction Company                       218.    Tenant Services, Inc.
173.    Mesa Construction Company II                    219.    The BMP Team, L.L.C.
174.    Mesa Wind Developers                            220.    The New Power Company
175.    Miss Kitty, L.L.C.                              221.    TNPC Holdings, Inc.
176.    Multiva Holdings, Ltd.                          222.    Tombstone Assets, L.L.C.
177.    NewPower Holdings, Inc.                         223.    Transborder Supply Services Ltd.
178.    * Nowa Sarzyna Holding B.V.                     224.    Transportadora de Gas del Sur S.A.
179.    oOffshore Power Operations C.V.                 225.    * Travamark Two B.V.
180.    Omicron Enterprises, Inc.                       226.    Triveni Zond Private Limited
181.    Painted Hills Wind Developers                   227.    Valhalla GmbH
182.    Parco Eolico Faeto S.R.L.                       228.    Victory Garden LLC
183.    * Paulista Electrical Distribution, L.L.C.      229.    ^ Victory Garden Power Partners I LLC
184.    * Pelican Bidder LLC                            230.    VO511 1984 Partnership
185.    Pintail I LP                                    231.    VO517 1984 Partnership
186.    * Ponderosa Assets, L.P.                        232.    VO522 1984 Partnership
187.    Pronghorn I LLC                                 233.    VO538 1984 Partnership
188.    * Purple Martin, LLC                            234.    VO551 1984 Partnership
189.    Pyramid I Asset, L.L.C.                         235.    VO559 1984 Partnership
190.    Redhead I LP                                    236.    Zond Construction LLC
191.    Rheingold GmbH                                  237.    Zond Construction II LLC
192.    Rio Energia Holdings Ltd.                       238.    Zond Mesa-VGIV LLC
193.    Rio Energia Investments Ltd.                    239.    Zond Pacific, LLC
194.    RJG - Rio de Janeiro Generation Ltda.           240.    Zond Windsystem Energy Associates III
195.    Sagebrush Partner Seventeen, Inc.               241.    Zond Windsystem Energy Associates IV
196.    Sagebrush Partner Eighteen, Inc.                242.    Zond Windsystem Energy Associates V
197.    * Sarlux S.R.L.                                 243.    Zond Windsystem Energy Associates VI
198.    ServiceCo Holdings, Inc.                        244.    Zond Windsystem Energy Associates VII
199.    ServiceCo Operations, Inc.                      245.    Zond Windsystem Energy Associates IX
200.    SJG Vendor LLC                                  246.    Zond Windsystem Energy Associates X
201.    Sky River LLC                                   247.    Zond Windsystem Energy Associates XI
202.    Smith/Enron Cogeneracion Internacional,         248.    Zond Windsystem Energy Associates XII
        S.A.                                            249.    Zond Windsystem Partners I
203.    * Smith/Enron Cogeneration Limited              250.    Zond Windsystems Management LLC
        Partnership                                     251.    Zond Windsystems Management II LLC
204.    * Smith/Enron O&M Limited Partnership           252.    Zond Windsystems Management III LLC
205.    Southern Brazil Electric Holdings Ltd.          253.    Zond Windsystems Management IV LLC
206.    Southern Cone Gas Ltd.                          254.    Zond Windsystems Management V LLC
207.    Southwest Brazil Electric Holdings Ltd.         255.    Zond Windsystems Operating LLC
208.    ^ Storm Lake Power Partners II LLC              256.    ^ Zond Windsystem Partners, Ltd. Series
209.    Tahiti Trust                                            85-A
210.    TCTJB I, Inc.                                   257.    ^ Zond Windsystem Partners, Ltd. Series
211.    TCTJB IV, Inc.                                          85-B
212.    TCTJB V, Inc.                                   258.    ^ Zond Windsystem Partners, Ltd. Series
213.    TCTJB VII, Inc.                                         85-C
                                                        259.    ^ Zond-PanAero Windsystem Partners
                                                                I

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


                                    EXHIBIT G
                                   Schedule 3
               Other Non-Prisma Energy EWG/FUCOs and Subsidiaries       * - FUCO
                                                                        ^ - EWG

260.    ^ Zond-PanAero Windsystem Partners II










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